Exhibit (p)


                                [GRAPHIC OMITTED]
                                   ALLEGIANT

           CODE OF ETHICS RELATING TO PERSONAL SECURITIES TRANSACTIONS
                                       AND
                          INSIDE INFORMATION STATEMENT


                                 ALLEGIANT ASSET
                               MANAGEMENT COMPANY


                                 ALLEGIANT FUNDS
                            ALLEGIANT ADVANTAGE FUND


                                 September 2005
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TABLE OF CONTENTS
I.    INTRODUCTION................................................................................................1

   DEFINITIONS....................................................................................................2

II.   CODE OF ETHICS..............................................................................................6

   A. LEGAL REQUIREMENT...........................................................................................6
   B. PURPOSE OF THE CODE OF ETHICS AND STANDARD OF CONDUCT.......................................................7
   C. SPECIFIC POLICIES FOR ACCESS PERSONS........................................................................8
      1.    PURCHASE, SALE OR OTHER DISPOSITION OF SECURITIES.....................................................8
      2.    SERVING ON BOARDS OF TRUSTEES OR DIRECTORS............................................................8
      3.    DUTY TO DISCLOSE POSSIBLE CONFLICTS OF INTEREST.......................................................8
      4.    INVESTMENT CLUBS......................................................................................8
      5.    BUSINESS COURTESIES, GIFTS............................................................................8
      6.    DISCLOSURE OBLIGATIONS................................................................................9
   D. PROHIBITIONS APPLICABLE TO DISINTERESTED TRUSTEES...........................................................9
   E. POLICIES OF THE COMPANY REGARDING PERSONAL SECURITIES TRANSACTIONS.........................................10
      1.    GENERAL POLICY.......................................................................................10
      2.    RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS BY ACCESS PERSONS: PRECLEARANCE REQUIREMENT.........10
         a.    Preclearance Required.............................................................................10
         b.    Preclearance Limited to One Day...................................................................10
         c.    Black-out Periods and Exceptions..................................................................11
         d.    Preclearance Procedure............................................................................12
         e.    Required Filing of Approval Forms.................................................................12
         f.    IPOS and Limited Offerings........................................................................12
      3.    EXEMPTIONS FROM PRECLEARANCE:  OTHER SECURITIES......................................................13
      4.    SHORT-TERM TRADING PROHIBITED........................................................................13
      5.    POLICY APPLICABLE TO DISINTERESTED TRUSTEES..........................................................13
      6.    RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS BY RESTRICTED TRUSTEES AND RESTRICTED OFFICERS......14
   F. PROCEDURES.................................................................................................15
      1.    INITIAL OWNERSHIP REPORT.............................................................................15
      2.    QUARTERLY REPORTS....................................................................................15
      3.    ANNUAL OWNERSHIP REPORT..............................................................................15
      4.    COPIES OF ACCOUNT STATEMENTS AND TRADE CONFIRMATIONS.................................................16
      5.    DISCLOSURE OF BUSINESS INTERESTS.....................................................................16
      6.    DISINTERESTED TRUSTEES...............................................................................16
      7.    DELIVERY OF CODE.....................................................................................16
      8.    DUTY TO REPORT VIOLATIONS............................................................................17
      9.    REVIEW OF REPORTS; REPORTS TO BOARD OF DIRECTORS.....................................................17
      10.   REVIEW COMMITTEE.....................................................................................17

III.  CERTIFICATION..............................................................................................18
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IV.   CHIEF COMPLIANCE OFFICERS..................................................................................18

   A. APPOINTMENT................................................................................................18
   B. PREVENTION OF VIOLATIONS:..................................................................................18
   C. DUTIES OF CHIEF COMPLIANCE OFFICER:........................................................................19
   D. DETECTION OF VIOLATIONS:...................................................................................20
   E. REPORTS AND RECORDS........................................................................................20
      1.    REPORTS OF CHIEF COMPLIANCE OFFICER..................................................................20
         a.    Quarterly Reports.................................................................................20
         b.    Annual Reports....................................................................................21
         c.    Violations........................................................................................21
      2.    REPORTS OF ALLEGIANT FUNDS' CHIEF COMPLIANCE OFFICER.................................................21
         a.    Annual Meeting with Independent Trustees..........................................................21
         b.    Annual Written Report to Trustees.................................................................21
         c.    Report Material Violations........................................................................22
      3.    RECORDS..............................................................................................22

V.    INSIDE INFORMATION STATEMENT...............................................................................22

   A. GENERAL POLICIES ON THE USE OF INSIDE INFORMATION..........................................................22
   B. POLICY ON INSIDER TRADING..................................................................................23
      1.    NO TRADING...........................................................................................23
      2.    NO COMMUNICATION OF INSIDE INFORMATION...............................................................23
   C. GUIDELINES FOR IDENTIFYING INSIDE INFORMATION..............................................................23
      1.  IDENTIFYING INSIDE INFORMATION.........................................................................23
         a.    Material Information..............................................................................23
         b.    Non-Public Information............................................................................24
         c.    Inside Information................................................................................24
   D. ACTION TO TAKE.............................................................................................25

VI.   "FIREWALL" PROCEDURES......................................................................................25

   A. RESTRICTIONS ON COMMUNICATIONS.............................................................................25
      1.    PROHIBITION ON COMMUNICATING INSIDE INFORMATION......................................................26
      2.    OTHER RESTRICTIONS ON INTER-DEPARTMENTAL COMMUNICATIONS..............................................26
      3.    EXCEPTIONS TO SHARING INSIDE INFORMATION:  PROXY VOTING COMMITTEE....................................26
      4.    TRAINING.............................................................................................27
   B. CONFIDENTIALITY OF ADVISORY CLIENTS' TRANSACTIONS..........................................................27
   C. SUPERVISORY PROCEDURES AND PERSONAL LIABILITY..............................................................27
   D. EMPLOYEES ABOVE OR OUTSIDE OF THE FIREWALL.................................................................27
   E. BREACHES IN THE FIREWALL/EXCEPTIONS........................................................................28
   F. QUESTIONS..................................................................................................28

VII.  GENERAL INFORMATION........................................................................................28

   A. NO COMPANY LIABILITY FOR LOSSES............................................................................28
   B. REPORTING VIOLATIONS.......................................................................................28
   C. PENALTIES FOR VIOLATIONS...................................................................................29
   D. RECONSIDERATION............................................................................................29
   E. AMENDMENTS.................................................................................................29
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                                       ii
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VIII. EXHIBITS....................................................................................................I

   EXHIBIT A INITIAL/ANNUAL BENEFICIAL OWNERSHIP REPORT..........................................................II
   EXHIBIT B QUARTERLY PERSONAL SECURITIES TRANSACTION REPORT...................................................III
   EXHIBIT C ANNUAL CERTIFICATE..................................................................................IV
   EXHIBIT D ALLEGIANT ASSET MANAGEMENT COMPANY EMPLOYEE QUESTIONNAIRE............................................V
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                                      iii

           CODE OF ETHICS RELATING TO PERSONAL SECURITIES TRANSACTIONS
                                       AND
                          INSIDE INFORMATION STATEMENT


I.         INTRODUCTION

This Code of Ethics Relating to Personal Securities Transactions and Inside Information Statement (the "Code") establishes policies and procedures that are reasonably necessary to detect and prevent insider trading and activities that are, or might be, an abuse of fiduciary duties or create conflicts of interest. Any person having questions as to the meaning or applicability of these policies and procedures should contact the designated Chief Compliance Officer.

This Code applies to:

(1) all employees, officers, directors, general partners and trustees ("Associates") of (a) Allegiant Asset Management Company, any of National City Corporation's investment advisory subsidiaries that may be subsequently acquired or organized and that adopt this Code (collectively, the "Company") and (b) Allegiant Funds and the Allegiant Advantage Fund (collectively "Allegiant Funds"); provided however, that only such portions of the Code specifically so designated are applicable to the Disinterested Trustees (as defined in Part A of this Section);

(2) all employees, officers, and directors, and general partners of any of National City Corporation's affiliates that are federally registered investment advisers (together with Associates, "NCC Associates") to the extent that such individuals participate in the selection of, regularly obtain or have ready access to information regarding, the Securities being purchased, sold or considered for purchase or sale by the Company or by the Company's investment clients, including, without limitation, the Allegiant Funds ("Advisory Clients"). This Code of Ethics shall not apply to the extent that any such affiliate has adopted policies that are substantially similar to this Code of Ethics, as determined by the Chief Compliance Officer; and

(3) all "Access Persons" as such term is defined in this Code, and any other such persons who, due to special circumstances, may be deemed to be covered by this Code by the Chief Compliance Officer or the Allegiant Funds' Chief Compliance Officer.

The Company expects all of those associated with it to conduct business in accordance with the highest ethical standards and in full accordance with the letter and spirit of all applicable laws and regulations.

Capitalized terms used in this Code that are not otherwise defined have the meanings contained in the Definitions section

                    DEFINITIONS

"ACCESS PERSON" means: (1) each director, officer, or trustee of the Company and the Allegiant Funds; (2) each employee (if any) of the Company (or of any company in a Control relationship to the Company or Allegiant Funds) who in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by any portfolio of which the Company is investment adviser, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (3) any natural person in a Control relationship to the Company or Allegiant Funds who obtains information concerning recommendations made to any portfolio of which the Company is investment adviser, with regard to the purchase or sale of a security. Access Persons may also include those persons deemed by the Chief Compliance Officer or the Allegiant Funds' Chief Compliance Officer to be such on the basis of information they obtain regarding Advisory Client transactions and holdings.

"ADVISORY CLIENTS" means the Company's investment clients, including, without limitation, the Allegiant Funds.

"ALLEGIANT FUNDS' CHIEF COMPLIANCE OFFICER" means that person designated by the Allegiant Funds Board of Trustees as the Allegiant Funds' chief compliance officer as required by Rule 38a-1 under the Investment Company Act of 1940, and includes any persons designated to act on the Allegiant Funds' Chief Compliance Officer's behalf.

"APPROVAL OFFICERS" means those officers of the Company appointed by the Chief Compliance Officer to approve trades that are required to be pre-cleared pursuant to the terms of this Code.

 "AUTOMATIC INVESTMENT PLAN" means a program in which regular or periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan may also include participation in a 401(k) plan.

 "BANK EMPLOYEES" means employees of any of the subsidiary banks of National City Corporation that are not Access Persons.

"BANKS" means the banking subsidiaries of National City Corporation.

"BENEFICIAL INTEREST" in a Security means a direct or indirect pecuniary interest in the security.

         (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

         (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include Securities held by members of your Immediate Family sharing the same household; Securities held by a partnership of which you are a general partner; Securities held by a trust of which you are the settlor if you can revoke the trust without the consent of another person, or a beneficiary if you have or share investment control with the trustee; and equity Securities which may be acquired upon exercise of an option or other right, or through conversion.

 "CODE" means this Code of Ethics relating to Personal Securities Transactions and Inside Information Statement.

"CHIEF COMPLIANCE OFFICER" means that person designated by the Company's Chief Executive Officer as having the authority and responsibility to administer this Code as it applies to the operations of the Company and/or its Advisory Clients, and includes any Compliance Officer designated to act on the Chief Compliance Officer's behalf. For avoidance of doubt, the Chief Compliance Officer referred to in this Code is the Chief Compliance Officer for Allegiant Asset Management Company and any other National City Corporation investment advisory subsidiary that adopts this Code.

"COMPLIANCE AND FUND ADMINISTRATION PERSONNEL" means any Access Persons reporting to the Chief Compliance Officer or the Allegiant Funds Chief Compliance Officer, including Compliance Officers, and those Access Persons responsible for the financial and regulatory administration of the Allegiant Funds.

"COMPLIANCE OFFICER" means any Access Person designated by the Company's Chief Executive Officer as having the authority and responsibility to assist the Chief Compliance Officer in administering this Code.

"CONTROL" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 per centum of the voting Securities of a company shall be presumed to control such company. Any person who does not so own more than 25 per centum of the voting Securities of any company shall be presumed not to control such company.

"DISINTERESTED TRUSTEE" means a Trustee of the Allegiant Funds who is not an "interested person" of Allegiant Funds within the meaning of Section 2(a)(19) of the Investment Company Act of 1940.

"EXEMPT TRANSACTIONS" means:
     1. Securities purchased or sold in a transaction that is non-volitional on the part of either the Access Person or the Company.
     2. Securities acquired as a part of an automatic dividend reinvestment plan.
     3. Securities acquired upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

 "IMMEDIATE FAMILY" includes an Access Person's spouse, if any, and any minor children and adults living in the same household as that Access Person.

"INITIAL PUBLIC OFFERING" means an offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

"INSIDE INFORMATION" refers to material, non-public information regarding an issuer of securities, including, but not limited to, portfolio holdings, performance attribution analysis that includes any reference to specific portfolio holdings, and trade information relating to the Allegiant Funds and the Company's model portfolios, in any form, and created for any purpose. It includes electronic holdings and transaction reports that contain information regarding Securities being purchased, held or sold by the Company on behalf of its Advisory Clients, or Securities to Be Acquired or Sold by the Company on behalf of its Advisory Clients. For the avoidance of doubt, Inside Information does not include general information regarding the performance of industry sectors or asset classes with respect to Allegiant Funds or the Company's model portfolios, as long as such information does not include specific portfolio holdings. Inside Information also DOES NOT include research developed by the Company regarding interest rates, credit and industry trends, and general market commentary. Inside Information DOES NOT include information that is currently publicly available, e.g., the Allegiant Funds top ten holdings posted periodically on allegiantfunds.com.

"INVESTMENT PERSONNEL" of the Company means:

     1.   Investment Team members;

     2. Access Persons who provide information and advice to such portfolio managers (such as securities analysts); and

     3. Access Persons who assist in executing investment decisions (such as traders).

"INVESTMENT TEAM" of the Company means Access Persons with direct responsibility and authority to make investment decisions (such as portfolio managers, investment analysts reporting to and supporting the portfolio managers, and the Chief Investment Officer).

"LIMITED OFFERING" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

"NON-REPORTABLE SECURITY" means:
1. Direct obligations of the Government of the United States; banker's acceptances; bank certificates of deposit; commercial paper; high quality short-term debt instruments (any instrument having a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized statistical rating organization), including repurchase agreements.

2. Securities purchased or sold in any account over which the Access Person has no direct or indirect influence or control.
3. Securities that the Allegiant Funds and other open-end investment company Advisory Clients are not permitted to purchase under the investment objectives and policies set forth in their respective current prospectus(es) under the Securities Act of 1933 or registration statement(s) on Form N-1A.
4. Securities issued by open-end investment companies, except for securities issued by Allegiant Funds.
5.       Securities issued by National City Corporation.


"PASSIVELY MANAGED ACCOUNTS" means those accounts that the Company does not actively manage in the traditional sense of using economic, financial, and market analysis to make investment decisions. Instead, the Company will invest in a basket of securities that mirror a predetermined index and its return. Generally, adjustments are made to conform the Securities in the account to quantitative or issuer changes in the underlying index. With respect to a registered investment company Advisory Client, at least 80% of the fund's net assets plus any borrowings for investment purposes will be invested in securities of the companies included in the named index.

"PROPRIETARY INFORMATION" refers to material information with respect to the management, operations or financial condition of the Company, and information relating to Advisory Clients, including the identity of such clients.

"RESTRICTED TRUSTEE" or "RESTRICTED OFFICER" means each trustee or officer of the Allegiant Funds who is not also a director, officer, partner, employee or controlling person of the Company, the Allegiant Funds' administrator, custodian, transfer agent, or distributor.

"SECURITY" means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

For the purposes of this Code, the definition of "Security" does not include the restricted securities issued pursuant to a National City Corporation ("NCC") restricted stock plan, PROVIDED, HOWEVER, that such restricted securities shall be included in the definition of "Securities" when the restrictions on transferability have lapsed pursuant to the terms of such plan. Additionally, NCC stock options issued pursuant to an NCC stock option plan shall not be included in the definition of "Security" until such options are exercised pursuant to the terms of such plan.

"SECURITY TO BE ACQUIRED OR SOLD" means any Security for which a recommendation to purchase or sell such Security has been made and communicated by the Company and, with respect to the person or persons making the recommendation, when such person or persons seriously considers making such recommendation. This includes any option to purchase or sell, and any security convertible into or exchangeable for, a Security either for purchase or sale.

It does not include (i) direct obligations of the Government of the United States; (ii) Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies, with the exception of open-end investment companies advised or sub-advised by the Company. The Company's Chief Compliance Officer may amend this definition to the extent necessary to comply with Rule 17j-1 of the Investment Company Act of 1940.

"SENIOR MANAGEMENT" means the Chief Executive Officer of Allegiant Asset Management Group, the Executive Vice President of the Institutional Business for Allegiant Asset Management Company and the President of the Allegiant Funds.


II.        CODE OF ETHICS

     A.   LEGAL REQUIREMENT.

Rule 17j-1(b) under the Investment Company Act of 1940, as amended (the "1940 ACT"), makes it unlawful for any affiliated person of Allegiant Funds or any affiliated person of the Company, in connection with the purchase or sale by such person of a security held or to be acquired by any investment company registered under the 1940 Act (each such investment company for which the Company is investment adviser, a "FUND"):

     1.   To employ any device, scheme or artifice to defraud any Fund;

     2. To make to any Fund any untrue statement of a material fact or omit to state to any Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any Fund; or

     4.   To engage in any manipulative practice with respect to any Fund.

Rule 204A-2 under the Investment Advisers Act of 1940, as amended (the "ADVISERS ACT"), requires registered investment advisers to adopt codes of ethics. The rule requires an adviser's code of ethics to set forth standards of conduct and require compliance with federal securities laws. The rule requires that the code address personal trading, including requiring advisers' personnel to report their personal securities holdings and transactions, including those in affiliated mutual funds, and to obtain pre-approval of certain investments.

All Access Persons are required to comply with applicable federal securities laws.


     B.   PURPOSE OF THE CODE OF ETHICS AND STANDARD OF CONDUCT

This Code establishes rules of conduct for all Access Persons and is designed, among other things, to govern personal securities trading activities in the accounts of Access Persons. All persons subject to this Code are expected to conduct their personal investment activities in accordance with (1) the duty at all times to place the interests of each Fund's shareholders and the Company's Advisory Clients first, (2) the requirement that all personal securities transactions be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility, and (3) the fundamental standard that an investment adviser's personnel should not take inappropriate advantage of their positions.

The Code is designed to ensure that the high ethical standards long maintained by Allegiant Asset Management Company continue to be applied. The purpose of the Code is to preclude activities that may lead to or give the appearance of conflicts of interest, insider trading and other forms of prohibited or unethical business conduct. The excellent name and reputation of our firm continues to be a direct reflection of the conduct of each employee.

In meetings its fiduciary responsibilities to its client, Allegiant Asset Management Company expects all persons covered by this Code to demonstrate the highest standards of ethical conduct for continued employment with the Company. Strict compliance with the provisions of the Code shall be considered a basic condition of employment with the Company. The Company's reputation for fair and honest dealing with its clients has taken considerable time to build. This standing could be seriously damaged as the result of even a single securities transaction being considered questionable in light of the fiduciary duty owed to our clients. Employees are urged to seek the advice of the Chief Compliance Officer for any questions about the Code or the application of the Code to their individual circumstances. Access Persons should also understand that a material breach of the provisions of the Code may constitute grounds for disciplinary action, including termination of employment with the Company.

The provisions of the Code are not all-inclusive. Rather, they are intended as guide for Access Persons of the Company in their conduct. In those situations where an Access Persons may be uncertain as to the intent or purpose of the Code, he/she is advised to consult with the Chief Compliance Officer. The Code of Ethics Review Committee may grant exceptions to certain provisions of the Code when it is clear beyond dispute that the interests of clients will not be adversely affected or compromised. All questions arising in connection with personal securities trading should be resolved in favor of the client even at the expense of the interests of Access Persons.

     C.   SPECIFIC POLICIES FOR ACCESS PERSONS

     1.   PURCHASE, SALE OR OTHER DISPOSITION OF SECURITIES

No Access Person who is not a Restricted Officer or Restricted Trustee shall purchase, sell or otherwise dispose of any Security if that same Security is being purchased or sold or being considered for purchase or sale by or on behalf of the Company and/or its Advisory Clients, provided however, that this prohibition does not apply if the disposition involves Securities that are donated to a tax-exempt organization or if given to a member of the Access Person's Immediate Family.

     2.   SERVING ON BOARDS OF TRUSTEES OR DIRECTORS

 No Access Person who is not a Restricted Officer or Restricted Trustee may serve on the Board of Directors/Trustees of a business entity without prior written approval from the President of the line of business of which the Access Person is an employee. Access Persons may serve on the Company's Board of Directors at the request by the Chief Investment Officer. All Access Persons that wish to serve on a Board of Directors/Trustees shall submit a written request to the Chief Compliance Officer.

     3.   DUTY TO DISCLOSE POSSIBLE CONFLICTS OF INTEREST

(i) To the extent that any Investment Person has a Beneficial Interest in or Control of Securities of an issuer of, and such Investment Person is aware that such Securities are Securities To Be Acquired or Sold by the Company, he or she shall disclose that actual or potential conflict of interest in writing to his or her manager with a copy to the Chief Compliance Officer;

(ii) No Investment Person having a Beneficial Interest or Control of Securities of an issuer shall unilaterally approve a transaction in Advisory Accounts involving the Securities of such issuer.

     4.   INVESTMENT CLUBS

Participation by Access Persons in Investment Clubs is prohibited.

     5.   BUSINESS COURTESIES, GIFTS

General Policy: Giving, receiving or soliciting gifts in a business may give rise to an appearance of impropriety or may raise a potential conflict of interest. Access Persons should not accept or provide any gifts or favors that might influence the decisions you or the recipient must make in business transactions involving the Company, or that others might reasonably believe would influence those decisions. Modest gifts and favors, which would not be regarded as improper, may be accepted or given on an occasional basis, but care should be taken to stay within the scope of reasonable value, standard business practices, and professional association or regulatory guidelines. Entertainment that satisfies these requirements, conforms to generally accepted business practices, is not excessively extravagant or too frequently accepted, is also permissible. Where there is a law or rule that applies to the conduct of a particular business or the acceptance of gifts of even nominal value, the law or rule must be followed. If an Access Person has any question as to whether to accept a business courtesy, that Access Person should consult his or her manager or the Chief Compliance Officer.

Accepting entertainment that is primarily intended to gain favor or influence is to be strictly avoided.

An Access Person cannot accept anything of value from any person or entity that does business with or on behalf of the Company, including gifts, gratuities and other things of more than $100 in value. This limitation does not apply to BONA FIDE dining or BONA FIDE entertainment (e.g., concerts, sporting events) if, during such dining or entertainment, the Access Person is accompanied by the person or representative of the entity that does business with the Company.

While an Access Persons may give gifts of nominal value ($100), such as promotional items, Access Persons may not directly or indirectly give or accept bribes, kickbacks, special privileges, personal favors or unusual or expensive hospitality. An Access Person dealing with any U.S. Government or state agency must notify the Company's legal counsel prior to the exchange of any business courtesies.

Whether an Access Person is engaged in purchasing, selling or providing service on the behalf of the Company or not, monetary gratuities should not be accepted.


     6.   DISCLOSURE OBLIGATIONS

All Access Persons are reminded that all oral and written statements, including those made to clients, prospective clients, their representatives, or the media, must be professional, accurate, balanced and not misleading in any way. All Access Persons are expected to comply with AAM's Advertising and Marketing Policies and Procedures.


     D.   PROHIBITIONS APPLICABLE TO DISINTERESTED TRUSTEES

In connection with the purchase, sale or disposition of a Security currently held or a Security to Be Acquired or Sold by the Company on behalf of the Allegiant Funds, no Disinterested Trustee, may directly or indirectly:

1. Use information concerning the investment intentions of or influence the investment decision-making process of the Company and/or its Advisory Clients for personal gain or in a manner detrimental to the interests of the Company and/or its Advisory Clients;

2. Employ any device, scheme or artifice to defraud the Company and/or its Advisory Clients;

3.        Make an untrue statement of a material fact;

4. Omit to state a material fact necessary in order to make any statement made to the Company and/or its Advisory Clients, in light of the circumstances under which they are made, not misleading;

5. Engage in any act, practice, or course of business that operates or would operate as fraud, deceit or breach of trust upon, or by, the Company and/or its Advisory Clients; or

6. Engage in any manipulative practice with respect to the Company and/or its Advisory Clients.

Disinterested Trustees of Allegiant Funds should promptly disclose the existence of his or her acceptance of a position on any other board of directors/trustees of a publicly-traded company or any company in the securities, investment management or financial services industries to the Chief Compliance Officer. For avoidance of doubt, Disinterested Trustees are not required to disclose the existence or acceptance of a position on the board of directors/trustees of a non-profit organization.

     E.   POLICIES OF THE COMPANY REGARDING PERSONAL SECURITIES TRANSACTIONS.

     1.   GENERAL POLICY

No Access Person shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1(b) set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code.

     2.   RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS BY ACCESS PERSONS:
     PRECLEARANCE REQUIREMENT

     a.   Preclearance Required

Except for Restricted Officers and Restricted Trustees, no Access Person may purchase or sell Securities, other than Non-Reportable Securities or as a result of an Exempt Transaction, for his or her personal portfolio, for the portfolio of any member of his or her Immediate Family, or for any Security in which the Access Person has, or as a result of the transaction acquires, any direct or indirect Beneficial Interest, without obtaining written authorization from a Compliance Officer of the Company PRIOR to effecting such transaction.

     b.   Preclearance Limited to One Day

Any authorization granted for a transaction under the previous paragraph will expire at the close of business on the next business day after the date on which authorization was granted. The Access Person receiving such authorization shall be required to receive a new authorization for the transaction if the trade is not completed before the authorization shall have expired. For example, if authorization was granted at 2 p.m. on Friday, the authorization is good until the close of business on Monday.

     c.   Black-out Periods and Exceptions

Access Persons: Access Person are prohibited from executing a personal securities transaction in any Security on a day when any non-Passively Managed Account (whether proprietary fund or separately managed account) has a pending "buy" or "sell" order in the same security until that order is executed or withdrawn.

Investment Personnel, Compliance and Administration Personnel: Investment Personnel (excluding members of Investment Teams) and the Compliance and Administration Personnel are prohibited from purchasing or selling any Security within five calendar days AFTER the sale or purchase of that Security by the Company for any of its Advisory Clients.

Investment Teams and Senior Management: Members of Investment Teams and Senior Management are prohibited from purchasing or selling any Security to be Acquired or Sold within five calendar days after any Advisory Client purchases or sells the same Security. Additionally, preclearance will be denied when the Compliance Officer has been advised by the members of an Investment Team that the same Security is to be acquired or sold for any non-Passively Managed client Account (whether open-end fund or separately managed account) within the next five days.

Preclearance will be denied in the situations referenced above, unless such transaction falls within one of the exceptions listed below.

Exceptions:

                  (1) Passively Managed Accounts: Preclearance may be granted when the Company has bought or sold the relevant Security solely for Passively Managed Accounts of its Advisory Clients. Specifically, if an Access Person requests clearance to purchase or sell the same Security that the Company has bought or sold solely for its Passively Managed Accounts within the blackout period applicable to such Access Person, preclearance may be granted by an Approval Officer in his or her sole discretion.

              (2) Small Quantities: Preclearance may be granted to an Access Person requesting acquisitions or dispositions of Securities that are currently being considered for sale or purchase by the Company for its Passively-Managed Accounts or if such Securities have been bought or sold by the Company for any of its Advisory Clients within the blackout period applicable to such Access Person in the event that the aggregate amount of such purchases, sales and dispositions requested by such Access Person and his or her Immediate Family in any 30-day calendar period does not exceed $10,000 (exclusive of fees and commissions). Preclearance will not be granted under this provision to any of the Access Persons on the Investment Team to purchase, sell or dispose of any Security within five calendar days before or after the purchase or sale of that Security by any Advisory Client for which the Access Persons on that Investment Team provides investment advice.

     d.   Preclearance Procedure

An Access Person can obtain pre-clearance by providing the information required in the Personal Securities Transaction Approval Form provided for that purpose, and obtaining the proper pre-clearance approvals in writing. If an Access Person has more than one account under his or her control, the Access Person must indicate for which account the trade is intended on the Personal Securities Transaction Approval Form. The Access Person requesting preclearance must sign the form and submit it to the designated Compliance Officer. The signatures of at least two Approval Officers will be necessary to pre-clear trades. Once an Access Person has delivered his or her Personal Securities Transaction Approval form to the Approval Officer and such form contains all required information, the Compliance Officers shall be responsible for obtaining the signatures of the required number of Approval Officers. The form must be completed and all required signatures obtained before the trade can take place.

Notwithstanding the foregoing, Restricted Officers and Restricted Trustees can obtain preclearance by providing the information required in the Personal Securities Transaction Approval Form provided for that purpose, and obtaining the proper preclearance approvals in writing. If such Restricted Officer or Restricted Trustee has more than one account under his or her control, the Restricted Officer or Restricted Trustee must indicate for which account the trade is intended on the Personal Securities Transaction Form. Any Restricted Officer or Restricted Trustee requesting preclearance must sign the form and submit it to the Chief Compliance Officer for the Allegiant Funds or his or her designate. Once a Restricted Officer or Restricted Trustee has delivered his or her Personal Securities Transaction Approval form to Chief Compliance Officer for the Allegiant Funds or his or her designate, and such form contains all required information, the Chief Compliance Officer for the Allegiant Funds, or his or her designate, shall be responsible for obtaining the signatures of the required number of approval officers determined by the Chief Compliance Officer for the Allegiant Funds. The form must be completed and all required signatures obtained before the trade can take place.

     e.   Required Filing of Approval Forms

After all required signatures are obtained, the Personal Securities Transaction Approval Form must be filed with the designated Compliance Officer following execution of the trade for filing in the respective Access Person's Code of Ethics file. The Access Person should retain a copy for his/her records. Notwithstanding the foregoing, Restricted Officers' and Restricted Trustees' Personal Securities Transaction Approval Forms must be filed with the Allegiant Funds' Chief Compliance Officer.

     f.   IPOS and Limited Offerings

In addition to, and not in limitation of, the restrictions contained in the preceding paragraphs, no Access Person may purchase any Securities in an Initial Public Offering or a Limited Offering for his or her personal portfolio or the portfolio of another member of his or her Immediate Family without obtaining written authorization from the Chief Investment Officer of the Company PRIOR to effecting such transaction. Restricted Trustees and Disinterested Trustees are specifically exempt from this requirement.

If any authorization is granted to an Access Person who is also classified as Investment Personnel for a purchase of Securities in an Initial Public Offering or a Limited Offering, a record of the decision and the reason supporting the decision to authorize that purchase shall be made by the Compliance Officer of the Company granting such authorization.

NOTE: If an Access Person has questions as to whether purchasing or selling a security for his or her personal portfolio or the portfolio of another member of his or her Immediate Family requires prior authorization, the Access Person should consult a Compliance Officer of the Company for authorization or denial of authorization to trade PRIOR to effecting the transaction.

     3.   EXEMPTIONS FROM PRECLEARANCE: OTHER SECURITIES

Exempt Transactions and purchases or sales of Non-Reportable Securities are exempt from the preclearance requirement. In addition, interests in Securities that are related to broad-based equity indices (such as SPDRS) are exempt from the preclearance requirement. Securities purchased pursuant to Automatic Investment Plans that are not Exempt Transactions or Non-Reportable Securities may also be exempt from preclearance, if prior written approval to participation in such plan is granted by the Chief Compliance Officer. Prior to entering into any such Automatic Investment Plan, an Access Person must submit a written memorandum to the Chief Compliance Officer stating the name of the Security and the amount to be invested in the Automatic Investment Plan. The Chief Compliance Officer has sole discretion to grant such approval. Once approval to participation in the Automatic Investment Plan is granted, the Access Person does not have to seek preclearance for any such transactions. However, if the Access Person makes any changes to the Automatic Investment Plan, any such changes must be approved in writing by the Chief Compliance Officer.

     4.   SHORT-TERM TRADING PROHIBITED.

No Investment Personnel may profit from the purchase and sale, sale and purchase, or any transaction effectively the same (i.e. puts, calls, use of derivatives, convertibles, etc.) of the same or equivalent Securities within sixty (60) calendar days on any Security held in any Advisory Client's (definition includes the Funds) account except for Exempt Transactions and Non-Reportable Securities. Any profits realized on such trades will be disgorged pursuant to instructions from the Chief Compliance Officer. With respect to purchases of open-end mutual funds, all Access Persons must also comply with the short-term trading restrictions set forth in the prospectus for such fund.

     5.   POLICY APPLICABLE TO DISINTERESTED TRUSTEES

No Disinterested Trustee shall purchase, sell or otherwise dispose of any Security if the Disinterested Trustee has actual knowledge that such Security To Be Acquired or Sold by or on behalf of Allegiant Funds.

     6. RESTRICTIONS ON PERSONAL SECURITIES TRANSACTIONS BY RESTRICTED TRUSTEES AND RESTRICTED OFFICERS

Generally, Restricted Trustees and Restricted Officers do not have on-going, day-to-day involvement with the operations of the Company, and do not have access to information about Securities purchased or sold by the Company or considered for purchase or sale by the Company for its Advisory Clients. In recognition of this, the following restrictions apply to Restricted Trustees and Restricted Officers:

     (1) The securities preclearance requirement set forth below shall only apply to a Restricted Trustee or Restricted Officer if he or she knew or, in the ordinary course of fulfilling his or her official duties as a trustee or officer, should have known, that during the fifteen-day period before the transaction in a Security (other than a Non-Reportable Security or an Exempt Transaction) or at the time of the transaction that the Security purchased or sold by him or her (other than a Non-Reportable Security or an Exempt Transaction) was also purchased or sold by the Company or considered for the purchase or sale by the Company on behalf of its Advisory Clients.

     (2) If the preclearance provisions of the preceding paragraph apply, no clearance will be given to a Restricted Trustee or Restricted Officer to purchase or sell any Security (1) on a day when any portfolio of the Company has a pending "buy" or "sell" order in that same Security until that order is executed or withdrawn or (2) when a Compliance Officer has been advised that the same Security is being considered for purchase or sale for any Advisory Client; with the following exceptions:

     i) Passively Managed Accounts: Preclearance may be granted when the Company has bought or sold the relevant Security solely for Passively Managed Accounts of its Advisory Clients. Specifically, if a Restricted Director or Restricted Officer requests clearance to purchase or sell the same Security that the Company has bought or sold solely for its Passively Managed Accounts within the applicable blackout period, clearance may be granted by the Approval Officer in his or her sole discretion.

     ii) Small Quantities: Preclearance may be granted to a Restricted Director or a Restricted Officer requesting acquisitions or dispositions of Securities that are currently being considered for sale or purchase by the Company for its non-indexed portfolios, or if such Securities have been bought or sold by the Company for any of its Advisory Clients within the applicable blackout period in event that the aggregate amount of such purchases, sales and dispositions requested by such Restricted Director or Restricted Officer and his or her Immediate Family in any 30-day calendar period does not exceed $10,000 (exclusive of fees and commissions). The Chief Compliance Officer has sole discretion in determining whether to grant clearance.

     F. PROCEDURES

In order to provide the Company with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed by its Access Persons, the following reports are required. For avoidance of doubt, transactions in Allegiant Fund shares are reportable transactions, except with respect to Disinterested Trustees.

     1. INITIAL OWNERSHIP REPORT

Each Access Person will submit to a Compliance Officer of the Company an Initial Beneficial Ownership Report in the form attached hereto as Exhibit A that lists any Securities, other than Non-Reportable Securities, in which the Access Person has a Beneficial Interest. This report must be submitted within ten days of becoming an Access Person and must include the title of each Security, the number of shares held, the principal amount of the Security and the name of any broker-dealer or bank with which the Access Person has an account in which any Securities are held for his or her direct or indirect benefit.

     2. QUARTERLY REPORTS

Each Access Person shall, no later than the thirtieth (30th) day after the end of each calendar quarter, submit a report in the form attached hereto as Exhibit B to a Compliance Officer of the Company, showing each transaction in Securities other than Exempt Transactions and Non-Reportable Securities in which the person has, or by reason of such transaction acquires, a Beneficial Interest during the calendar quarter in question, and any accounts established with brokers, dealers or banks during the calendar quarter in question in which any Securities were held for the Beneficial Interest of the Access Person. For avoidance of doubt, this report shall also include each transaction in Allegiant Funds Securities, including any Allegiant Funds held in retirement accounts, the National City "SIP" or in Allegiant Direct accounts, BUT EXCLUDING ANY TRANSACTIONS IN THE ALLEGIANT MONEY MARKET FUNDS. In the event the Compliance Team is able to receive such information directly regarding the Allegiant Funds, Access Persons will not be required to provide information on Allegiant Funds transactions. The Compliance Team is responsible for instructing Access Persons as to whether such information must be included.

     3. ANNUAL OWNERSHIP REPORT

Each Access Person will also submit annually to a Compliance Officer of the Company an Annual Beneficial Ownership Report attached hereto as Exhibit A. This report must be submitted by January 30 of each year for the previous year, and such report must be current as of a date no more than 30 days before the report is submitted. The Annual Beneficial Ownership Report must list (i) any Securities, other than Non-Reportable Securities in which the Access Person has a Beneficial Interest (title, number of shares and principal amounts) and (ii) the name of any broker, dealer or bank with whom the Access Person has an account in which any Securities are held for his or her direct or indirect benefit, and (iii) the date the report is submitted by the Access Person.

     4. COPIES OF ACCOUNT STATEMENTS AND TRADE CONFIRMATIONS

Each Access Person shall arrange for (i) copies of confirmations of all personal securities transactions for those transactions where a confirmation is provided, and (ii) periodic statements for all securities accounts in which the Access Person has, or by reason of any transaction acquires, any Beneficial Interest to be sent promptly by the Access Person's broker(s) directly to the Chief Compliance Officer, or his or her designee.

     5. DISCLOSURE OF BUSINESS INTERESTS

Each Access Person will also be required to complete an Annual Questionnaire regarding business interests, attached hereto as Exhibit D. This report must be submitted by January 30 of each year for the previous year, and such report must be current as of a date no more than 30 days before the report is submitted. The purpose of this report is to help identify any actual or potential conflicts of interest that may exist because of a material beneficial ownership or business relationship in an issuer or service providers to the Company.

     6. DISINTERESTED TRUSTEES

Within thirty (30) calendar days after the end of each calendar year, each Disinterested Trustee shall submit a written statement to the Chief Compliance Officer and the Allegiant Funds Chief Compliance Officer that he or she has complied with the requirements of this Code applicable to Disinterested Trustees.

Disinterested Trustees need NOT file (a) an initial or annual holdings report or (b) a quarterly transaction report except where the Disinterested Trustee knew or, in the ordinary course of fulfilling his or her official duties as a fund trustee, should have known that during the 15-day period immediately before and after the Disinterested Trustee's transaction in a Security if such Security is or was purchased or sold by a fund in the Allegiant Funds or the Company considered purchasing such Security. In the event a Disinterested Trustee is required to file an initial or annual holdings report or quarterly transaction report, such reports shall be submitted to the Allegiant Funds Chief Compliance Officer.

     7. DELIVERY OF CODE

A Compliance Officer of the Company shall provide a copy of the Code to all Access Persons upon hiring or at the time such person becomes an Access Person, and no less frequently than annually. A Compliance Officer shall notify also each Access Person who is subject to the transaction preclearance requirements and/or the reporting requirements of this Code that such person is subject to the preclearance and/or reporting requirements and shall deliver a copy of this Code to each such person.

     8. DUTY TO REPORT VIOLATIONS

Any Access Person that becomes aware of a violation or violations of the Code must report, promptly, such violation(s) to a Compliance Officer.

     9. REVIEW OF REPORTS; REPORTS TO BOARD OF DIRECTORS

A Compliance Officer of the Company shall review the Initial Beneficial Ownership Reports, Annual Beneficial Ownership Reports, and Quarterly Transaction Reports received, and as appropriate, compare the reports with the preclearance forms received, and report in writing, no less frequently than annually, to the Company's Board of Directors issues arising under the Code since the last report relating to material violations of the Code and sanctions imposed on the violator.

At least once a year, a Compliance Officer of the Company shall provide to the Company's Board of Directors and to the Board members of any registered investment company for which the Company serves as investment adviser a written report which contains: (a) a summary of existing procedures concerning personal investing by Access Persons and any material changes in the compliance procedures under this Code during the past year; (b) an evaluation of current compliance procedures under this Code and a report on any recommended changes in existing restrictions or any such procedures based upon the Company's experience under this Code, industry practices, or developments in applicable laws and regulations; (c) a description of any material issues arising under this Code or the compliance procedures thereunder since the last such report, including but not limited to, information about material violations of this Code and sanctions imposed in response to such material violations; and (d) a certification that the procedures which have been adopted under this Code are those reasonably necessary to prevent Access Persons from violating this Code.

This Code, a copy of each report by an Access Person, any record of any violation of this Code and any action taken as a result thereof, any written report hereunder by the any Compliance Officer of the Company, records of authorizations relating to the purchase of Securities in Initial Public Offerings and Limited Offerings, and lists of all persons required to make reports and a list of all persons responsible for reviewing such reports shall be preserved with the Company's records for the period required by Rule 17j-1 under the 1940 Act and Rule 204-2(a)(12) of the Investment Advisers Act of 1940.

Notwithstanding the foregoing, with respect to the Disinterested Trustees, Restricted Officers and Restricted Trustees, the Allegiant Funds' Chief Compliance Officer shall review the initial holdings reports, annual holdings reports, and quarterly transaction reports received, and as appropriate compare the reports with the pre-clearance authorization received, and report to the Allegiant Funds' Board of Trustees: (a) with respect to any transaction that appears to evidence a possible violation of this Code; and (b) apparent violations of the reporting requirement stated herein.

     10. REVIEW COMMITTEE

A Code of Ethics Review Committee, consisting of the President/Chief Investment Officer, Chief Operating Officer, Chief Compliance Officer, and Allegiant Funds' Chief Compliance Officer, or their respective designees will review and consider any proper request of an Access Person for relief or exemption from any restriction, limitation or procedures contained herein consistent with the principles and objectives outlined in this Code. The Committee shall meet on an ad hoc basis, as it deems necessary, upon written request by an Access Person stating the basis for the requested relief. The Committee's decision is within its sole discretion. Avoidance of a loss resulting from the inability to sell a security, in and of itself, is not sufficient grounds for granting an exception.

The Committee will also consider the recommendation of the Chief Compliance Officer for the imposition of sanctions by the Company for violations of this Code. Such sanctions could include, without limitation, fines, bans on personal trading, reductions in salary increases, the forfeiture of incentive compensation benefits, disgorgement of trading profits, transfer to another position at the Company, suspension of employment and termination of employment. Sanctions for violation of this Code by a Disinterested Trustee shall be determined by a majority vote of the fund's other Disinterested Trustees.

III.       CERTIFICATION

Each Access Person will be required to certify annually that he or she has read and understood this Code, and will abide by it at all times during which such person is an Access Person. Each Access Person will further certify that he or she has disclosed or reported all personal securities transactions required to be disclosed or reported under this Code of Ethics. A form of such certification is attached hereto as Exhibit C.

IV.        CHIEF COMPLIANCE OFFICERS

The roles of the Chief Compliance Officer and the Allegiant Funds' Chief Compliance Officer are critical to the implementation and maintenance of this Code.

     A. APPOINTMENT

The Company's Chief Executive Officer shall designate a Chief Compliance Officer who shall have the authority and responsibility to administer this Code as it applies to the operations of the Company and/or its Advisory Clients. The Allegiant Funds' Board of Trustees shall designate the Allegiant Funds' Chief Compliance Officer who shall have the authority and responsibility to administer the Allegiant Funds' policies and procedures.

     B. PREVENTION OF VIOLATIONS:

The Chief Compliance Officer shall be, or shall become, familiar with investment compliance practices and policies and shall report any material inadequacy to the Chief Executive Officer or his designate, and the Allegiant Funds' Chief Compliance Officer.

     C. DUTIES OF CHIEF COMPLIANCE OFFICER:

The Chief Compliance Officer is responsible for the following:

     (1) Furnishing all Access Persons with a copy of this Code and periodically inform them of their duties and obligations thereunder;

     (2) Obtaining signed certifications from each Access Person stating that:
     (a) such Access Person has received a copy of the Code; (b) has read it;
     (c) understands it; and (d) is either in compliance with all of its provisions or has disclosed in writing to the Chief Compliance Officer any instance of actual or possible violation of the Code;

     (3) Conducting periodic educational programs to explain the terms of this Code and applicable securities laws, regulations and cases;

     (4) Answering questions regarding this Code, and keeping abreast of changes in applicable laws and regulations;

     (5) Interpreting this Code consistent with the objectives of applicable laws, regulations and industry practices;

     (6) Consistent with this Code and applicable SEC rules, promptly reviewing, and in writing either approve or disapprove, each request of Access Persons for clearance to trade in specified Securities for or on behalf of the Company, one or more Advisory Clients, or for their personal account;

     (7) Conducting audits, inspections and investigations as necessary or appropriate to prevent or detect possible violations of this Code;

     (8) Reporting, with his or her recommendations for any sanctions, any apparent and material violations of this Code to the Chief Investment Officer of the Company;

     (9) Reporting, where appropriate, to the directors of the Company, or any Committee appointed by them to deal with such information;

     (10) Conducting periodic reviews of all personal securities transactions effected by Access Persons, the scope and frequency of such review to be determined by the Chief Compliance Officer;

     (11) Overseeing the manner of disposition of any profits required to be disgorged in conformance with Company guidelines;

     (12) Designating one or more persons to have the authority and responsibility to act on behalf of the Chief Compliance Officer when necessary or appropriate;

     (13) Maintaining confidential information regarding personal securities transactions and holdings and only disclose such information to persons with a clear need to know, including state and federal regulators when required or deemed necessary or appropriate by the Chief Compliance Officer in conformance with the provisions of the Code;

     (14) Developing policies and procedures designed to implement, maintain and enforce this Code;

     (15) Resolving issues of whether information received by an officer, director or employee of the Company constitutes Inside Information;

     (16) Confirming that there are department supervisors implementing this Code;

     (17) Developing, implementing, reviewing, and revising specific firewall procedures consistent with SEC rules and this Code; and

     (18) Reviewing this Code on a regular basis and recommend to the Chief Executive Officer and the Company's Board of Directors such amendments as may be necessary or appropriate.

     D. DETECTION OF VIOLATIONS:

To prevent and detect Insider Trading, the Chief Compliance Officer shall:

     (a) Review the trading activity and holdings reports filed by each Access Person;
     (b) Review duplicate brokerage confirmations required of each Access
     Person;
     (c) Review the trading activity of the Company and its Advisory Clients;
     and
     (d) Coordinate the review of such reports with other appropriate officers, directors or employees of the Company.

Allegiant Funds' Chief Compliance Officer, or his/her designee, shall be responsible for performing similar reviews for the Disinterested Trustees, Restricted Trustees and Restricted Officers.

     E. REPORTS AND RECORDS

     1. REPORTS OF CHIEF COMPLIANCE OFFICER

  The Chief Compliance Officer shall:

     a. Quarterly Reports.

Prepare a quarterly report containing a description of any material violations requiring significant remedial action during the past quarter and any other significant information concerning the application of this Code, and a summary of any determinations made by the Code of Ethics Review Committee. The Chief Compliance Officer shall submit the report to the Company's Chief Executive Officer and the Board of Trustees of each mutual fund advised or sub-advised by the Company potentially affected.

     b. Annual Reports

Prepare written reports at least annually summarizing any exceptions or exemptions concerning personal investing made during the past year; listing any violations requiring significant remedial action; identifying any recommended changes to the Code or the procedures thereunder. The report should include any violations that are material, any sanctions imposed to such material violations in the aggregate and report any significant conflicts of interest that arose involving the personal investment policies of the organization, even if the conflicts have not resulted in a violation of the Code. The Chief Compliance Officer shall submit the Report to the Company's Chief Executive Officer, the Board of Directors of the Company, and the Board of Trustees of each mutual fund advised by the Company. The report to the Board of Trustees shall certify that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

More frequent reports may be appropriate in certain circumstances, such as when there have been significant violations of a code or procedures, or significant conflicts of interest arising under the code or procedures.

     c. Violations

Report to the Allegiant Funds' Chief Compliance Officer any material violation of this Code or any activity that may potentially result in a material violation of this Code.

     2. REPORTS OF ALLEGIANT FUNDS' CHIEF COMPLIANCE OFFICER

The Allegiant Funds Chief Compliance Officer shall:

     a. Annual Meeting with Independent Trustees.

     Meet with the independent Trustees of the Allegiant Funds at least once a year.

     b. Annual Written Report to Trustees.

     Furnish the Allegiant Funds' Board of Trustees annually with a written report on the operation of the fund's policies and procedures. This report shall address (i) the operation of the fund's and each service provider's policies and procedures since the last report; (ii) any material changes to the policies and procedures since the last report; (iii) any recommendations for material changes to the policies and procedures; and
     (iv) any material compliance matters since the last report. Notwithstanding the foregoing, serious compliance issues must be brought to the Trustees' attention promptly.

     c. Report Material Violations

     Report to the Chief Compliance Officer any material violation of this Code or any activity that may potentially result in a material violation of this Code.

     3. RECORDS

To the extent required by the SEC, the Chief Compliance Officer shall maintain or cause to be maintained, the following records:

     (1) A copy of this code Code or any other Code of Ethics that has been in effect during the most recent 5-year period;

     (2) A record of any violation of any such Code and of any action taken as a result of such violation in the 5-year period following the end of the fiscal year in which the violation took place;

     (3) A copy of each report made by the Chief Compliance Officer for a period of 5 years from the end of the fiscal year of the Company in which such report or interpretation is made or issued;

     (4) A list of all persons who are currently or within the most recent 5-year period have been, who are or were required to make reports pursuant to this, or a predecessor Code, or who are or were responsible for reviewing these reports; along with a copy of all Initial Holdings Reports, Quarterly Reports, Annual Reports, Preclearance Forms and Duplicate Confirmations filed during that same period;

     (5) An up-to-date list of all Access Persons; and

     (6) A record of the approval of, and rationale supporting, the acquisition of Securities in IPO's and private placements for at least five years after the end of the fiscal year in which the approval is granted.

The aforementioned records shall be maintained in an easily accessible place for the time period required by applicable SEC rules.

V.   INSIDE INFORMATION STATEMENT

     A. GENERAL POLICIES ON THE USE OF INSIDE INFORMATION

From time to time NCC Associates may, either on or off the job, come into possession of Inside Information. It is important for all NCC Associates to understand that anytime they come into possession of Inside Information, that same information may become attributable to NCC as a whole. The mere possession of Inside Information is not illegal, unethical or against the Company's policy; however, misuse of it is against the law and this Code.

The Company views seriously any violation of this Code. Such violations constitute grounds for disciplinary sanctions, including dismissal. The law of insider trading is unsettled; an individual legitimately may be uncertain about the application of the Code in a particular circumstance. Any questions relating to the Code should be addressed to the Chief Compliance Officer, or in his/her absence to the Chief Executive Officer, or, in his/her absence, his/her designate. You must also immediately notify the Chief Compliance Officer or, in his/her absence, the Chief Executive Officer if you have any reason to believe that a violation of the Policy Statement has occurred or is about to occur. The Chief Compliance Officer will promptly notify the Allegiant Funds' Chief Compliance Officer, or, in his/her absence, the Chief Executive Officer or the Chairman of Allegiant Funds, of any violations or potential violations of the Policy Statement.

     B. POLICY ON INSIDER TRADING

The following procedures and guidelines apply to all NCC Associates.

     1. NO TRADING

Except as permitted by this Code, or with prior written approval from the Chief Compliance Officer, no NCC Associate may directly or indirectly trade Securities either for his or her personal account or for the Company and/or Advisory Client accounts while such NCC Associate is in possession of Inside Information regarding the issuer of such Securities.

     2. NO COMMUNICATION OF INSIDE INFORMATION

No NCC Associate may communicate Inside Information to others who do not have a clear need to know. Any NCC Associate having Inside Information as the result of a fiduciary relationship he or she might have by reason of a position as an officer or director of another corporation or entity, should not disclose such information to anyone, including the Chief Compliance Officer.

     C. GUIDELINES FOR IDENTIFYING INSIDE INFORMATION

The following guidelines have been established to assist NCC Associates in avoiding illegal Insider Trading and to aid the Company in preventing, detecting and imposing sanctions against Insider Trading.

     1. IDENTIFYING INSIDE INFORMATION

     a. Material Information

Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Chief Compliance Officer or, in his/her absence, the Chief Investment Officer.

Material information often relates to a company's results and operations including, for example, dividend changes, earnings results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell Securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the Wall Street Journal's "Heard on the Street" column.

     b. Non-Public Information

Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape", Bloomberg, or the Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

     c. Inside Information

Inside Information refers to material, non-public information regarding an issuer of securities, including, but not limited to, portfolio holdings, performance attribution analysis that includes any reference to specific portfolio holdings, and trade information relating to the Allegiant Funds and the Company's model portfolios, in any form, and created for any purpose. It includes electronic holdings and transaction reports that contain information regarding Securities To Be Acquired or Sold by the Company on behalf of its Advisory Clients. For the avoidance of doubt, Inside Information does not include general information on the performance of industry sectors or asset classes with respect to Allegiant Funds or the Company's model portfolios, as long as such information does not include specific portfolio holdings. Inside Information also DOES NOT include research developed by the Company regarding interest rates, credit and industry trends, and general market commentary. Inside Information DOES NOT include information that is currently publicly available, e.g., the Allegiant Funds top ten holdings posted periodically on allegiantfunds.com.

     D. ACTION TO TAKE.

Before executing any trade for yourself or others, including Advisory Clients, you must determine whether you have access to material, nonpublic information with respect to the issuer of the Securities. If you think you might have access to material, nonpublic information, you should take the following steps:

     1. Report the matter immediately to the Chief Compliance Officer, or, in the case of the Disinterested Trustees, to the Allegiant Funds Chief Compliance Officer;

     2. Do not purchase or sell the Securities on behalf of yourself or others, including Advisory Clients;

     3. Do not communicate the information inside or outside NCC, other than to the Chief Compliance Officer, National City Corporation's law department or legal counsel to the Company, or to the Allegiant Funds' Chief Compliance Officer. Inside Information may be communicated to legal counsel for the Allegiant Funds with the consent of the Allegiant Funds' Chief Compliance Officer. Restricted Trustees and Restricted Officers may communicate such information to the Allegiant Funds' Chief Compliance Officer and to legal counsel for the Allegiant Funds;

     4. After the Chief Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information. With respect to the Restricted Trustees and Restricted Officers, the Chief Compliance Officer for the Allegiant Funds will provide such instructions; and

     5. Keep such information secure. For example, files containing Inside Information should be locked in filing cabinets or desks and access to computer files containing Inside Information should be restricted.

Associates may have Inside Information with respect to the Allegiant Funds and other open-end investment companies for which the Company acts as adviser or sub-adviser, and Associates are not required to take action under this section with respect to these funds for information received in the normal course of business.

VI.  "FIREWALL" PROCEDURES

The purpose of the Firewall Procedures is to establish an effective barrier (the "Firewall") between the Company and the subsidiary banks of National City Corporation (the "Banks") to prevent the misuse of material non-public information.

     A. RESTRICTIONS ON COMMUNICATIONS

     1. PROHIBITION ON COMMUNICATING INSIDE INFORMATION

No Access Person may directly or indirectly communicate Inside Information in his or her possession to any Bank Employees or any other non-Access Persons, unless permitted by this Inside Information Statement. In addition to the aforementioned prohibition, Access Persons shall not disclose any Inside Information in his or her possession to other Access Persons except on a "need-to-know" basis. Proprietary Information is also confidential and should not be divulged to any Bank Employees or any other non-Access Persons, unless permitted by this Inside Information Statement. Under no circumstances may Access Persons use confidential information concerning a customer for the benefit of another customer or for their own benefit.

Employees must be careful with respect to information which might be considered "material inside information" under securities laws: information which, having come from a publicly held corporation, might be expected to affect the market price of its securities. Our employees may not use credit files from other areas of the Banks that might contain such information concerning companies whose securities are publicly traded.

Until material inside information is generally available, employees are prohibited from purchasing, selling or recommending purchase or sale of securities based upon it. Divulging material inside information to another who acts upon it could subject the employee and National City Corporation and/or the Company to liability.

     2. OTHER RESTRICTIONS ON INTER-DEPARTMENTAL COMMUNICATIONS

To ensure that Inside Information or information that would allow someone to discern Inside Information is not inadvertently communicated to non-Access Persons, Access Persons may not communicate or distribute information relating to specific trades, portfolio holdings, transaction data, portfolio diversification, attribution analysis that includes references to specific portfolio holdings, and other information regarding Securities purchased and performance with respect to the Allegiant Funds, Advisory Clients, and the Company's model portfolios with non-Access Persons unless (i) specifically permitted by this Inside Information Statement or (ii) approved in advance by the Company's Chief Compliance Officer. Bank Employees can receive written or electronic reports prepared by the Company that are limited to the following information: interest rates, credit and industry trends, and general market commentary.

     3. EXCEPTIONS TO SHARING INSIDE INFORMATION: PROXY VOTING COMMITTEE

The Company and the Banks are required to vote proxies on behalf of certain of their clients. The proxy voting committee (the "Committee") determines how these votes should be cast. The Committee's members may include both Bank Employees and Access Persons. It is acknowledged that in fulfilling their duties as members of the Committee, some Bank Employees will receive Inside Information as to specific holdings of the Company's Advisory Clients, including but not limited to, the Allegiant Funds. Access Persons on the Committee may discuss with Bank Employees who are members of the Committee any proxy issues that properly come before the Committee. Access Persons may also discuss with the Committee the percentage of shares owned by all Advisory Clients as compared to the total amount of voting shares outstanding of a particular issuer. Any other Inside Information, such as the amount of the issuer's voting shares in a particular Advisory Client's portfolio, shall not be shared with the Bank Employees who are members of the Committee. A member of the Company's Compliance Team shall be present to attend the meetings of the Committee to ensure that no further Inside Information is disclosed by any Access Person to the Committee. The Compliance Team shall keep the minutes of such meetings, setting forth the date of the meetings, the attendees, and confirmation that discussions were limited to consideration of the proxy issues. A copy of the Inside Information Statement shall be provided to the members of the Committee on an annual basis.

     4. TRAINING

The Company's Compliance Team and/or the National City Corporation Law Department shall hold mandatory training sessions regarding this Code no less frequently than annually for all Access Persons.

     B. CONFIDENTIALITY OF ADVISORY CLIENTS' TRANSACTIONS

Until disclosed in a public report to shareholders or public filing with the SEC, all information concerning Securities to be Acquired or Sold by the Company for any of its Advisory Clients, including the Allegiant Funds, shall be kept confidential and disclosed by Access Persons only on a "need-to-know" basis in accordance with practices and policies set forth herein. The identity of the Company's Advisory Clients shall not be disclosed unless the Company has received written approval from the Advisory Client to disclose such information, or such information has become public through means other than disclosure by an NCC Associate.

     C. SUPERVISORY PROCEDURES AND PERSONAL LIABILITY

All supervisory personnel are responsible for the reasonable supervision of their staff to prevent and detect violations of this Inside Information Statement. Failure to supervise adequately can result in the supervisor being held personally liable for violations of the securities laws and the Inside Information Statement. Supervisors shall ensure that employees and/or consultants joining their departments are reported to the Compliance Team.

     D. EMPLOYEES ABOVE OR OUTSIDE OF THE FIREWALL

Bank and National City Corporation employees or officers not responsible for making investment decisions (E.G., compliance officers, legal officers, operations personnel, information systems personnel, and sales and client service personnel) may support both the Company and Bank lines of business; provided that any Inside Information they receive shall be held confidentially and shall not be disclosed except on a need-to-know basis; provided, further, that if such need to know communication would result in a breach of the Firewall, they shall comply with the procedures set forth in Section E. below.

     E. BREACHES IN THE FIREWALL/EXCEPTIONS

All NCC Associates shall immediately report any breach of this Inside Information Statement to the Company's Compliance Team. If the Compliance Team concludes that Inside Information has passed over the Firewall, the Company's Compliance Team shall have the ability to require any Bank Employees receiving such information to become subject to the Company's Code of Ethics, or take such others measures, including monitoring such Bank Employee's personal trading or trading activities on behalf of his or her clients, to ensure that there is no misuse of such Inside Information. Any such measures shall remain in place until such time as the information gained becomes public or is rendered no longer material by changed circumstances or the passage of time, as determined by the Company's Compliance Team.

The Company's Compliance Team, with the approval of National City Corporation's Law Department, may grant exceptions to any provision of this Inside Information Statement so long as such exceptions are consistent with the purpose of the Inside Information Statement and applicable law.

     F. QUESTIONS

Any questions regarding the applicability of this Inside Information Statement should be directed to the Chief Compliance Officer or National City Corporation's Law Department. Restricted Trustees and Restricted Officers should direct any questions on this Inside Information Statement to the Allegiant Funds' Chief Compliance Officer.


VII.   GENERAL INFORMATION

     A. NO COMPANY LIABILITY FOR LOSSES

Advisory Clients shall not be liable for any losses incurred or profits avoided by any Access Person resulting from the implementation or enforcement of this Code. All Access Persons should understand that their ability to buy and sell Securities is limited by this Code and that trading activity by the Company and/or its Advisory Clients may affect the timing of when an Access Person can buy or sell a particular security. The Company shall not be liable for any losses incurred or profits avoided by any Access Person as a result of compliance with the policies regarding personal securities transactions as set forth in this Code.

     B. REPORTING VIOLATIONS

Any Associate who knows or has reason to believe that this Code has been or may be violated shall bring such actual or potential violation to the immediate attention of the Chief Compliance Officer.

     C. PENALTIES FOR VIOLATIONS

Individuals who trade on or inappropriately communicate Inside Information are not only violating this Code but are also involved in unlawful conduct. Penalties for trading on or communicating Inside Information can be severe, both for the individuals involved in such unlawful conduct and their employers. A person can be subject to penalties even if they do not personally benefit from the violation. Penalties may include civil injunctions, payment of profits made or losses avoided ("disgorgement"), jail sentences, fines for the person committing the violation of up to three times the profit gained or loss avoided, and fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this Code shall be subject to the imposition of such sanctions by the Company as may be deemed appropriate under the circumstances to achieve the purposes of applicable SEC rules and this Code. Such sanctions could include, without limitation, bans on personal trading, reductions in salary increases, the forfeiture of incentive compensation benefits, disgorgement of trading profits, transfer to another position at the Company, suspension of employment and termination of employment. Sanctions for violation of this Code by a Disinterested Trustee shall be determined by a majority vote of the fund's other Disinterested Trustees.

The Code of Ethics Review Committee will review all violations of this Code and make recommendations to the management team when sanctions are appropriate. The actions taken by the management team in response to the Committee's recommendation must be reported to the Committee.

For situations requiring disgorgement of profits, profits on transactions in any Allegiant Funds shall be contributed to that fund. Profits on other securities shall be contributed to a charity chosen by the Code of Ethics Review Committee.

     D. RECONSIDERATION

If an Access Person wishes to dispute a violation notice, he or she may submit a written explanation of the circumstances of the violation to the Code of Ethics Review Committee and request reconsideration of the issue.

     E. AMENDMENTS

This Code may not be amended as to any entity that adopts it except in a written form approved by a vote of such entity's Board of Trustees/Directors.

VIII.   EXHIBITS


              EXHIBIT A INITIAL/ANNUAL BENEFICIAL OWNERSHIP REPORT


                             -----------------------
                                (month/day/year)


        [ ] Check Here if this is an Initial Beneficial Ownership Report


To:  Allegiant Asset Management Company (the "Company") and the Allegiant Funds

                  As of the calendar year/period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Company's Code of Ethics (the "Code"):


             Title of                  Number                       Principal
             Security                  of Shares                    Amount
             --------                  ---------                    ---------






The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:





                  THIS REPORT (I) EXCLUDES MY BENEFICIAL OWNERSHIP OF "NON-REPORTABLE SECURITIES" AS DEFINED IN THE CODE AND (II) AS TO SECURITIES FOR WHICH I DISCLAIM BENEFICIAL OWNERSHIP AS INDICATED ABOVE BY MARKING (X), IS NOT AN ADMISSION THAT I HAVE OR HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED ABOVE.


Date:                                   Signature:
     -----------------------                      ------------------------------

                                        Print Name:
                                                   -----------------------------

           EXHIBIT B QUARTERLY PERSONAL SECURITIES TRANSACTION REPORT


             For the Calendar Quarter Ended _______________________
                                               (month/day/year)


To: Allegiant Asset Management Company (the "Company") and the Allegiant Funds

         During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Inside Information Statement and Code of Ethics Relating to Personal Securities Transactions:

                                                                                     Nature of                     Broker/Dealer
                                                             Interest Rate         Transaction                         or Bank
                      Date of       Number of    Principal   and Maturity           (Purchase,                     Through Whom
    Security      Transaction          Shares    Amount      Date (if applicable)   Sale, Other)          Price        Effected
    --------      -----------          ------    -------     --------------------   ------------          -----        --------


                  During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

                  1. The name of the broker, dealer or bank with whom I established the account:


                  2. The date the account was established:



                  THIS REPORT (I) EXCLUDES TRANSACTIONS IN "NON-REPORTABLE SECURITIES" AND "EXEMPT SECURITIES" AS DEFINED IN THE CODE, AND (II) AS TO SECURITIES FOR WHICH I DISCLAIM BENEFICIAL OWNERSHIP AS INDICATED ABOVE BY MARKING (X), IS NOT AN ADMISSION THAT I HAVE OR HAD ANY DIRECT OR INDIRECT BENEFICIAL OWNERSHIP IN THE SECURITIES LISTED ABOVE.

Date:                                        Signature:
     ------------------------                          -------------------------

                                             Print Name:
                                                        ------------------------

                          EXHIBIT C ANNUAL CERTIFICATE


                           --------------------------
                                (March ___, 200_


To: Allegiant Asset Management Company (the "Company") and the Allegiant Funds

                  Pursuant to the requirements of the Company's Code of Ethics (the "Code"), the undersigned hereby certifies as follows:

                  1.       I have read the Code.

                  2. I understand the Code and acknowledge that I am subject to it.

                  3. Since the date of the last Annual Certificate (if any) given pursuant to the Code, I have reported all personal securities transactions and provided any beneficial ownership reports required to be reported or provided, respectively, by me under the requirements of the Code.



         Date:                        ------------------------------------
                                                    Print Name



                                      ------------------------------------
                                                    Signature

      EXHIBIT D: ALLEGIANT ASSET MANAGEMENT COMPANY EMPLOYEE QUESTIONNAIRE


NAME:                                TITLE:
     --------------------------            -------------------------------------


INSTRUCTIONS: Please answer each question, indicate N/A if not applicable. You may use the back of the sheet and/or attach additional sheets if necessary.

     1. List any corporation, public or private, for profit or not for profit, of which you are an officer or director or of which you or a member of your immediate family hold five percent (5%) or more of its outstanding stock. Briefly, describe its business activities.

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

     2. List any partnership, public or private, of which you or a member of your immediate family are a general or limited partner. Indicate position held and describe business activities.

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

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     3.   List any joint venture or other business in which you participate, other than Allegiant Asset Management Company.

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

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                                       iv

     4. Please indicate if you have ever testified as a witness before the Securities and Exchange Commission, or any other regulatory body in the securities industry. Briefly, describe the matter, date and any other pertinent details.

          ----------------------------------------------------------------------

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     5.   Please indicate if you are a trustee or executor for any estate or trust (OTHER THAN THOSE PERTAINING TO YOUR IMMEDIATE FAMILY) that is a client of the investment advisor or an affiliated party of a client of the advisor. The estate or trust and any beneficiaries should be included in any explanation.

          ----------------------------------------------------------------------

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     6.   Please indicate if you are an officer for any foundation indicating the name of the foundation and your position.

          ----------------------------------------------------------------------

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     7.   List the names of any broker-dealer firms in which you or a member of your immediate family have equity interest in or are a subordinated debt-holder of.

          ----------------------------------------------------------------------

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                                       v

     8. List the names of any of your relatives who are employed or affiliated with a broker-dealer firm and indicate the firm and the position they hold with the firm.

          ----------------------------------------------------------------------

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I hereby acknowledge that the information attached or contained herein is accurate and complete.

         -------------------------------              --------------------------
         SIGNATURE                                    DATE

                                       vi